Exhibit 99.1

FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA
News Release	215.299.6668
fmc.com

For Release: Immediate

Media Contact: Dwayne Roark - 215.299.6820
dwayne.roark@fmc.com
Investor Contact: Michael Wherley - 215.299.6543
michael.wherley@fmc.com

FMC Corporation Announces Acquisition of Significant Portion of
DuPont Crop Protection Business Simultaneous Sale of Health and Nutrition Segment to DuPont

•	FMC will acquire the portion of DuPont’s Crop Protection business required to be divested by a European Commission ruling related to DuPont’s merger with The Dow Chemical Company.

•	DuPont will acquire FMC Health and Nutrition.

•	FMC will make a cash payment to DuPont of $1.2 billion.

•	These transactions will be immediately accretive to FMC’s adjusted earnings per share, upon closing.[1]

PHILADELPHIA, March 31, 2017 - FMC Corporation (NYSE:FMC) and DuPont (NYSE:DD) today announced the signing of a definitive agreement for FMC to acquire the portion of DuPont’s Crop Protection business it must divest to comply with the European Commission ruling related to its merger with The Dow Chemical Company. Additionally, DuPont will acquire FMC Health and Nutrition and receive $1.2 billion in cash. FMC will acquire DuPont’s global chewing pest insecticide portfolio, its global cereal broadleaf herbicides, and a substantial portion of DuPont’s global crop protection R&D capabilities. In 2017, FMC expects this acquired business will generate approximately $1.5 billion in revenue and $475 million of EBITDA.2
After closing of the acquisition, FMC Agricultural Solutions will become the fifth largest crop protection chemical company in the world by revenue, with estimated annual revenue of approximately $3.8 billion.
“This is a significant step forward for FMC, and for our Agricultural Solutions business in particular,” said Pierre Brondeau, FMC president, CEO and chairman. “The combination of market-leading products from DuPont’s crop protection portfolio and its world-class R&D capabilities will transform our Agricultural Solutions business into a tier-one ag technology company.

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FMC Corporation Announces Acquisition of Significant Portion of
DuPont Crop Protection Business; Simultaneous Sale of Health and
Nutrition Segment to DuPont

“The crop protection industry is undergoing significant change, as evidenced by the consolidation currently underway. To continue to meet the demands of our customers, FMC needs to provide more options to growers looking for innovative solutions that protect crops and increase yields. By combining these high-value products and R&D capabilities with our own product portfolio, pipeline and formulation expertise, FMC will be able to serve our customers better and accelerate the pace at which we bring new solutions to the market,” said Brondeau. “The concurrent sale of our Health and Nutrition business will allow us to maintain our strong balance sheet and ensure we can continue to invest in growing both our Agricultural Solutions and Lithium segments.”
The Crop Protection Business Being Acquired
The acquired portion of DuPont’s crop protection business includes an industry-leading selective insecticide portfolio consisting of Rynaxypyr®, Cyazypyr® and Indoxacarb. The first two of these products have full patent protection over their respective active ingredients, and FMC expects these products will generate over $1 billion in 2017 revenue. These selective insecticides are highly complementary to FMC’s existing broad spectrum insecticide portfolio.
The acquired portfolio also includes DuPont’s global cereal broadleaf herbicides, consisting of nine active ingredients and multiple formulated products. This herbicide portfolio comes with strong, recognized brands and DuPont’s proprietary PrecisionPac® technology. These products bring significant diversification to FMC’s crop exposure in herbicides, as well as increasing the balance of pre-emergent and post-emergent applications in FMC’s portfolio.
The geographic spread of the revenue in this portfolio will result in a significant increase in FMC’s presence in Asia and Europe. Following the acquisition, FMC’s crop protection revenue will be almost equally spread across all four major regions - North America, Latin America, Europe and Asia.
The underlying intellectual property related to the acquired products, including patents, registrations and data packages, will be transferred to FMC. FMC will acquire a global manufacturing network to fully support these products, including four active ingredient manufacturing facilities and 10 regional formulation plants.

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FMC Corporation Announces Acquisition of Significant Portion of
DuPont Crop Protection Business; Simultaneous Sale of Health and
Nutrition Segment to DuPont

The acquisition will bring DuPont’s world-class discovery and development organization, including its Delaware crop protection research headquarters, 14 regional development labs and related regulatory capabilities. This organization includes a pipeline of 15 synthetic active ingredients currently in development, covering insecticides, herbicides and fungicides, and an extensive library of 1.8 million synthetic compounds. The majority of DuPont’s crop protection research workforce will transfer to FMC as part of this transaction.
FMC Health and Nutrition Divestiture
FMC Health and Nutrition will become part of DuPont’s Nutrition & Health segment.
“FMC Health and Nutrition is a highly profitable business with leading positions across the vast majority of its portfolio, deep applications knowledge and an extensive global network of laboratories and manufacturing facilities. It is a very complementary fit with DuPont’s current portfolio. We are confident it will thrive under DuPont’s leadership and will contribute to their successful Nutrition & Health business,” said Brondeau.
Additional Information
The transaction is subject to the closing of the Dow and DuPont merger, as well as customary closing conditions and regulatory approvals. Closing is expected to occur in the fourth quarter of 2017. FMC expects this transaction to be immediately accretive to adjusted earnings per share, and will give updated guidance for 2017 at its earnings call scheduled for May 2, 2017.
Dyal Co. LLC and Citi acted as financial advisors and Wachtell, Lipton, Rosen & Katz acted as legal counsel to FMC. Citi provided financing advice and committed debt facilities.

-more-

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FMC Corporation Announces Acquisition of Significant Portion of
DuPont Crop Protection Business; Simultaneous Sale of Health and
Nutrition Segment to DuPont

Conference Call
The company will host a webcast conference call on Friday, March 31, 2017, at 8:00 a.m. ET that is open to the public via internet broadcast and telephone.
Internet broadcast: http://www.fmc.com
Passcode: FMC

Dial-in telephone numbers:
U.S. / Canada: (800) 230-1059
International: (612) 332-0226
Conference ID # 421549

A replay of the call will be available via the internet and telephone from 10:00 a.m. ET on Friday, March 31, 2017 until Sunday, April 30, 2017.
Internet replay: http://www.fmc.com
U.S. / Canada: (800) 475-6701
International: (320) 365-3844
Conference ID # 421549

About FMC
For more than a century, FMC Corporation has served the global agricultural, industrial and consumer markets with innovative solutions, applications and quality products.  Revenue totaled approximately $3.3 billion in 2016.  FMC employs approximately 6,000 people throughout the world and operates its businesses in three segments: FMC Agricultural Solutions, FMC Health and Nutrition and FMC Lithium. For more information, visit www.FMC.com.
About DuPont
DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment. For additional information about DuPont and its commitment to inclusive innovation, please visit www.dupont.com.

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FMC Corporation Announces Acquisition of Significant Portion of
DuPont Crop Protection Business; Simultaneous Sale of Health and
Nutrition Segment to DuPont

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation's 2016 Form 10-K and other SEC filings. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

This press release contains certain “non-GAAP financial terms” which are defined on our website www.fmc.com.  In addition, we have also provided on our website at www.fmc.com reconciliations of non-GAAP terms to the most directly comparable GAAP term.

1.
Although FMC provides forecasts for adjusted earnings per share and adjusted cash from operations (both of which are non-GAAP financial measures), FMC is not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP.  Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for us to forecast. Such elements include, but are not limited to restructuring, acquisition charges, and discontinued operations and related cash activity. As a result, no GAAP outlook is provided.

2.
Represents FMC’s estimate of the 2017 EBITDA of the acquired business, if it were a standalone business.  EBITDA is a non-GAAP financial term and represents earnings before interest, taxes, depreciation, and amortization.

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